FIRST AMENDMENT TO
                              CONSULTING AGREEMENT

This agreement will modify that certain Consulting Agreement dated June 20, 2000, signed by Gary D. Wrench and Charles Crocker.

         1. Pursuant to paragraph 4 of the Consulting Agreement, the term thereof is extended for one year (through June, 2002).

         2.    Other provisions of the Consulting Agreement are unchanged.



Signed at San Francisco, California, this 12th day of June, 2001.

CONTRACTOR                                           BEI TECHNOLOGIES, INC.

/s/ Gary D. Wrench                                   /s/ Charles Crocker
------------------                                   ---------------------------
Gary D. Wrench                                       Charles Crocker
Contractor                                           Chairman and
                                                     Chief Executive Officer

                              CONSULTING AGREEMENT

The  parties  to  this  agreement  are  BEI   Technologies,   Inc.,  a  Delaware
Corporation, ("BEI"), OpticNet, Inc. ("Optic"), a subsidiary of BEI, and Gary Wrench, an independent contractor ("Wrench").

Whereas Wrench possesses certain knowledge, experience and skills that are potentially useful to BEI, and Wrench is willing to provide consulting services to BEI and to serve as a corporate officer of OpticNet, the parties agree as follows:

1. Wrench will undertake assignments as directed from time to time by Charles Crocker, BEI's Chairman and Chief Executive Officer, which may include corporate assignments at OpticNet.

2. The parties agree that Wrench will be compensated as follows: a retainer fee of $6,000 per month plus $1,200 per day for any activity exceeding five days per month that is authorized by Mr. Crocker. The location of Wrench's activity will be determined as may be mutually agreed from time to time. Out of pocket expenses and authorized travel will be reimbursed in accordance with normal company policy. During the term of this agreement, any fees that would otherwise be paid to Wrench for service on the company's Board of Directors will be suspended. Any salaries or fees paid to Mr. Wrench by OpticNet will also be deducted from amounts due under this agreement.

3. Nothing herein shall constitute an employment agreement. Any disputes shall be resolved in accordance with California law.

4. The initial term of this agreement is one year from the date hereof. Upon the expiration of its initial term, the agreement may be extended in one year increments upon mutual agreement of the parties. The entire agreement may be cancelled at any time upon thirty days notice given in writing by either party.

Signed at San Francisco, California this 20th day of June, 2000.


CONTRACTOR                                  BEI TECHNOLOGIES, INC.

/s/ Gary D. Wrench                          /s/ Charles Crocker
--------------------------                  ------------------------------------
Gary D. Wrench, Contractor                  Charles Crocker
                                            Chairman and Chief Executive Officer